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Exhibit 99.2

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$94,025,482	$17,026,865
Restricted cash investments	3,920,722	5,346,066
Accounts receivable, net of allowances for doubtful accounts of $4,619,786 at June 30, 2010 and $1,697,830 at December 31, 2009	37,458,315	73,568,184
Income and other taxes receivable	22,137,893	10,159,498
Prepaid expenses and other current assets	2,806,115	10,626,831

TOTAL CURRENT ASSETS	160,348,527	116,727,444
PROPERTY AND EQUIPMENT, net	115,997,006	140,217,953
GOODWILL AND OTHER INTANGIBLES, net	15,681,737	15,974,103
MULTI-CLIENT LIBRARY, net	92,684,511	37,395,521
OTHER	1,438,374	2,136,714
DEBT ISSUANCE COSTS, net	5,825,819	4,167,856

TOTAL ASSETS	$391,975,974	$316,619,591

See accompanying notes to consolidated financial statements.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

	June 30, 2010	December 31, 2009
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$30,195,228	$34,272,606
Current portion of long-term debt	—	1,983,282
Current portion of capital lease obligations	—	1,767,353
Income and other taxes payable	476,423	875,255
Deferred revenue	46,620,199	43,545,291
Liability on derivative instruments	—	331,163

TOTAL CURRENT LIABILITIES	77,291,850	82,774,950
DEFERRED INCOME TAXES	—	3,826,131
LONG-TERM DEBT, net of current portion and unamortized discount	194,115,461	165,794,658
CAPITAL LEASE OBLIGATIONS, net of current portion	—	295,665

TOTAL LIABILITIES	271,407,311	252,691,404
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common Stock, $.01 par value, authorized 100,000,000 and 0 shares, 45,255,401 and 0 issued and 35,850,013 and 0 outstanding at June 30, 2010 and December 31, 2009, respectively	452,554	—
Series A Convertible Preferred Stock, $.01 par value, authorized 0 and 50,000,000 shares, 0 and 28,358,394 issued and 0 and 20,617,751 outstanding at June 30, 2010 and December 31, 2009, respectively,	—	283,584
Class A Common stock, $.01 par value, authorized 0 and 30,000,000 shares, 0 and 4,000,000 issued and 0 and 3,709,100 outstanding at June 30, 2010 and December 31, 2009	—	40,000
Class B Common stock, $.01 par value, authorized 0 and 120,000,000 shares, 0 and 5,736,107 issued and 0 and 4,471,021 outstanding at June 30, 2010 and December 31, 2009, respectively	—	57,361
Additional paid-in capital	237,483,050	160,362,017
Accumulated deficit	(21,731,778)	(2,429,862)

	216,203,826	158,313,100
Less: treasury stock, at cost, 9,405,388 and 9,296,629 shares at June 30, 2010 and December 31, 2009, respectively	95,635,163	94,384,913

TOTAL STOCKHOLDERS' EQUITY	120,568,663	63,928,187

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$391,975,974	$316,619,591

See accompanying notes to consolidated financial statements.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Month Period Ended June 30,		Six Month Period Ended June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
REVENUES	$40,110,189	$57,692,319	$100,771,385	$124,527,870
OPERATING EXPENSES	39,216,264	52,857,930	98,076,646	107,114,469

GROSS PROFIT	893,925	4,834,389	2,694,739	17,413,401
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	11,777,991	9,432,072	20,027,275	16,846,090

INCOME (LOSS) FROM OPERATIONS	(10,884,066)	(4,597,683)	(17,332,536)	567,311
OTHER INCOME (EXPENSE)
Interest expense, net	(5,425,185)	(4,239,773)	(10,009,303)	(8,935,849)
Unrealized gain (loss) on derivative instruments	—	(114,578)	331,163	450,421
Foreign exchange gain (loss)	49,983	1,374,292	(166,251)	741,730
Loss on extinguishment of debt	(6,035,841)	—	(6,035,841)	—
Other income (expense)	(3,227)	(4,325)	75,646	(11,699)

TOTAL OTHER EXPENSE	(11,414,270)	(2,984,384)	(15,804,586)	(7,755,397)

LOSS BEFORE INCOME TAXES	(22,298,336)	(7,582,067)	(33,137,122)	(7,188,086)
INCOME TAX BENEFIT	(10,233,938)	(3,064,981)	(13,835,206)	(2,471,580)

NET LOSS	$(12,064,398)	$(4,517,086)	$(19,301,916)	$(4,716,506)

LOSS PER COMMON SHARE
Basic and diluted	$(.41)	$(.55)	$(1.02)	$(.57)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	29,503,545	8,230,804	18,930,315	8,218,604

See accompanying notes to consolidated financial statements.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Month Period Ended June 30,
	2010	2009
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,301,916)	$(4,716,506)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	52,256,839	37,207,804
Capitalized depreciation for multi-client library	(12,034,175)	(1,967,603)
Amortization of debt issuance costs	438,277	447,291
Loss on extinguishment of debt	6,035,841	—
Stock-based compensation	1,461,115	721,959
Non-cash revenue from data exchange	(586,932)	—
Deferred tax benefit	(3,826,131)	(96,060)
Unrealized gain on derivative instrument	(331,163)	(450,421)
Gain on disposal of property and equipment	(98,991)	—
Effects of changes in operating assets and liabilities:
Accounts receivable	36,109,869	5,841,135
Prepaid expenses and other current assets	7,820,716	(14,256,962)
Other assets	698,340	(429,636)
Accounts payable and accrued expenses	(6,061,754)	5,988,444
Deferred revenue	3,074,908	7,996,999
Income and other taxes receivable	(11,978,395)	(7,272,750)
Income and other taxes payable	(398,832)	(5,077,739)

NET CASH PROVIDED BY OPERATING ACTIVITIES	53,277,616	23,935,955
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,579,483)	(19,318,962)
Investment in multi-client library	(65,602,867)	(10,022,293)
Change in restricted cash investments	1,425,344	2,065,572
Proceeds from the sale of property and equipment	152,398	—

NET CASH USED IN INVESTING ACTIVITIES	(67,604,608)	(27,275,683)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of discount	194,018,000	1,602,706
Principal payments on long-term debt	(169,890,253)	(1,432,686)
Net payments on revolving credit facility	—	(16,000,000)
Debt issuance costs	(5,922,307)	—
Principal payments on capital lease obligations	(2,063,018)	(3,149,730)
Purchase of treasury stock	(1,250,250)	(17)
Issuances of stock, net	76,433,437	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	91,325,609	(18,979,727)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	76,998,617	(22,319,455)
CASH AND CASH EQUIVALENTS, beginning of period	17,026,865	30,444,316

CASH AND CASH EQUIVALENTS, end of period	$94,025,482	$8,124,861

See accompanying notes to consolidated financial statements.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRESENTATION

        The consolidated financial statements of Global Geophysical Services, Inc. and Subsidiaries (the "Company") included herein are unaudited and have been prepared on the same basis as the audited consolidated financial statements as of and for the year ended December 31, 2009. In the opinion of management, the accompanying unaudited financial information includes all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the interim financial information. Operating results for the interim periods are not necessarily indicative of the results of any subsequent periods. Certain information in the footnote disclosures normally included in annual financial statements has been condensed or omitted for the interim periods presented. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2009.

NOTE 2—SELECTED BALANCE SHEET ACCOUNTS

        Restricted cash:

	June 30, 2010	December 31, 2009
	(unaudited)
Pledged for letters of credit	$3,370,151	$4,462,500
Bank guarantee to foreign government for export equipment	550,571	883,566

	$3,920,722	$5,346,066

        Prepaid expenses and other current assets:

	June 30, 2010	December 31, 2009
	(unaudited)
Mobilization costs, net	$1,029,798	$9,410,108
Prepaid expenses and other current assets	1,776,317	1,216,723

	$2,806,115	$10,626,831

        Accounts receivable:

	June 30, 2010	December 31, 2009
	(unaudited)
Accounts receivable, trade	$30,780,562	$57,731,675
Unbilled	11,297,539	17,534,339
Allowance for doubtful accounts	(4,619,786)	(1,697,830)

	$37,458,315	$73,568,184

        Included in accounts receivable at June 30, 2010 are net receivables aggregating approximately $5,900,000 from two customers and $8,900,000 from three customers at December 31, 2009. Such receivables are in dispute; however, management and outside legal counsel believe the Company has performed services in accordance with the terms of the contract and, as such, they are fully collectible.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SELECTED BALANCE SHEET ACCOUNTS (Continued)

The Company is in negotiations/arbitration to recover such amounts. Bad debt expense for the three month periods ended June 30, 2010 and 2009 was $3,004,682 and $3,392,892, respectively, and $3,004,682 and $3,398,092 for the six month periods ended June 30, 2010 and 2009, respectively.

NOTE 3—MULTI-CLIENT LIBRARY

        Multi-client library consisted of the following:

	June 30, 2010	December 31, 2009
	(unaudited)
Multi-client library, at cost	$153,393,299	$75,169,326
Less: accumulated amortization	60,708,788	37,773,805

Multi-client library, net	$92,684,511	$37,395,521

        Amortization expense for the three month periods ended June 30, 2010 and 2009 was $14,242,685 and $3,150,006, respectively, and $22,934,984 and $6,852,905 for the six month periods ended June 30, 2010 and 2009, respectively.

NOTE 4—PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following:

	June 30, 2010	December 31, 2009
	(unaudited)
Furniture and fixtures	$138,976	$138,976
Boats	6,424,288	6,424,288
Machinery and equipment	274,110,019	270,210,793
Computers and software	9,505,804	9,177,907
Land	2,035,153	2,035,153
Buildings	11,721,548	11,721,548

	303,935,788	299,708,665
Less: accumulated depreciation	189,448,185	160,759,486

	114,487,603	138,949,179
Construction in process	1,509,403	1,268,774

Net property and equipment	$115,997,006	$140,217,953

        Depreciation expense for the three month periods ended June 30, 2010 and 2009 was $14,102,244 and $15,591,056, respectively, and $29,029,489 and $29,770,163 for the six month periods ended June 30, 2010 and 2009, respectively.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5—GOODWILL AND OTHER INTANGIBLES

        Goodwill and other intangibles included the following:

	June 30, 2010	December 31, 2009
	(unaudited)
Customer list	$3,934,000	$3,934,000
Trademark	924,000	924,000
Patents	450,852	450,852
Non-compete agreements	200,000	200,000

	5,508,852	5,508,852
Less: accumulated amortization	1,169,465	877,099

	4,339,387	4,631,753
Goodwill	11,342,350	11,342,350

Total goodwill and other intangibles	$15,681,737	$15,974,103

        Intangible assets subject to amortization are amortized over their estimated useful lives which are between two and fifteen years. Amortization expense for the three month periods ended June 30, 2010 and 2009 was $146,183 and $146,183, respectively, and $292,366 and $584,733 for the six month periods ended June 30, 2010 and 2009, respectively.

NOTE 6—INCOME TAXES

        The Company provides for income taxes during interim periods based on an estimate of the effective tax rate for the year. Discrete items and changes in the estimate of the annual effective tax rate are recorded in the period in which they occur.

        The Company assesses the likelihood that deferred tax assets will be recovered from the existing deferred tax liabilities or future taxable income in each jurisdiction. To the extent the Company believes that recovery is not likely, it establishes a valuation allowance. The Company has recorded valuation allowances in several non-US jurisdictions for its net deferred tax assets since management believes it is more likely than not that these assets will not be realized because the future taxable income necessary to utilize these losses cannot be established, projected, or the Company no longer has operations in these jurisdictions.

        The effective income tax rate for the six months ended June 30, 2010 and 2009 was 41.8% and 34.4%, respectively.

        The Company's effective income tax rate in 2010 and 2009 differs from the federal statutory rate primarily due to state income taxes, non-deductible expenses, tax rate differential from US operations, and valuation allowances in non-US jurisdictions.

NOTE 7—INITIAL PUBLIC OFFERING

        On April 21, 2010, the Company entered into an underwriting agreement (the "Underwriting Agreement") with Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (collectively, the "Underwriters"), providing for the offer and sale in a firm commitment offering of 7,500,000 shares of the Company's common stock, par value

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7—INITIAL PUBLIC OFFERING (Continued)

$0.01 (the "Common Stock"), of which 500,000 shares were sold by selling stockholders, at a public offering price of $12.00 per share. Pursuant to the Underwriting Agreement, the Company and the selling stockholders granted the Underwriters a 30-day option to purchase up to an additional 625,000 shares and 500,000 shares of Common Stock, respectively, to cover over-allotments, which subsequently expired without being exercised.

        The transactions contemplated by the Underwriting Agreement were consummated on April 27, 2010. The Company's net proceeds from this offering were approximately $76.4 million after deducting underwriting discounts, fees and offering expenses. As described in the Company's final prospectus dated April 22, 2010 (the "Prospectus") contained in its Registration Statement on Form S-1 (File No. 333-162540), the Company used the net proceeds of the offering to pay down indebtedness and will use the remaining proceeds for anticipated capital expenditures and general working capital purposes. The Company did not receive any of the proceeds from the sale of the Common Stock sold by the selling stockholders.

        Upon completion of the initial public offering, all existing shares of the Company's outstanding Class A and Class B common stock and the Company's Series A convertible preferred stock were converted into one class of common stock (the "Stock Conversions"). Under the terms of its amended certificate of incorporation the Company is authorized to issue 105,000,000 shares of capital stock which consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

NOTE 8—LONG-TERM DEBT

        Senior Notes:    On April 22, 2010, the Company entered into a Purchase Agreement (the "Purchase Agreement") with Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as representatives of the initial purchasers (the "Initial Purchasers"), relating to the offer and sale by the Company of $200 million aggregate principal amount of its 10 1/2% senior notes due 2017 (the "Notes"). The Company's net proceeds from the offering were approximately $188.1 million after deducting the Initial Purchasers' discounts, offering expenses and original issue discount. The issuance of the Notes occurred on April 27, 2010. The Notes were offered and sold to the Initial Purchasers and resold only to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and in offshore transactions in reliance on Regulation S under the Securities Act.

        The Notes are a general unsecured, senior obligation of the Company. The Notes are unconditionally guaranteed as to principal, premium, if any, and interest by the Company's domestic subsidiaries (the "Guarantors") on a senior unsecured basis.

        The Company used the proceeds from the offering and sale of the Notes to repay outstanding indebtedness and plans to use the remaining proceeds for anticipated capital expenditures and for general working capital purposes.

        On April 27, 2010, in connection with the offering of the Notes, the Company entered into (i) an Indenture with The Bank of New York Mellon Trust Company, N.A., (the "Trustee"), and (ii) a Registration Rights Agreement with the Initial Purchasers. The following is a brief summary of the material terms and conditions of the Indenture and the Registration Rights Agreement.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—LONG-TERM DEBT (Continued)

        The Company and the Guarantors entered into an Indenture with the Trustee, pursuant to which the Company issued the Notes at a price equal to 97.009% of their face value.

        Interest—The Notes will bear interest from April 27, 2010 at a rate of 10 1/2% per annum. The Company will pay interest on the Notes semi-annually, in arrears, on May 1 and November 1 of each year, beginning November 1, 2010.

        Principal and Maturity—The Notes were issued with a $200 million aggregate principal amount and will mature on May 1, 2017.

        Optional Redemption by the Company—At any time prior to May 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price of 110.500% of the aggregate principal amount of the Notes redeemed if at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 90 days of the closing date of such equity offering. On or after May 1, 2014, the Company may redeem the Notes at the following percentages of the original principal amount: (i) 105.250% from May 1, 2014 to April 30, 2015; (ii) 102.625% from May 1, 2015 to April 30, 2016; and (iii) 100% from May 1, 2016 and thereafter.

        Repurchase Obligations by the Company—If there is a change of control of the Company (as defined in the Indenture), each holder of the Notes may require the Company to purchase their Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

        Events of Default—The Indenture also contains events of default including, but not limited to, the following: (i) nonpayment; (ii) defaults in certain other indebtedness of the Company or the Guarantors; and (iii) the failure of the Company or the Guarantors to comply with their respective covenants in the event of a mandatory redemption, optional redemption, option to repurchase, or a merger, consolidation or sale of assets. Upon an event of default, the holders of the Notes or the Trustee may declare the Notes due and immediately payable. As of June 30, 2010, the Company is in compliance with all respective covenants.

        Bank of America Revolving Credit Facility:    On April 30, 2010, the Company entered into a new revolving credit facility under the terms of a Credit Agreement (the "Revolving Credit Facility") with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto. The Revolving Credit Facility provides for borrowings of up to $50.0 million. The loans under the Revolving Credit Facility bear interest at a rate equal to LIBOR plus the Applicable Rate or the Base Rate plus the Applicable Rate. The Base Rate is defined as the higher of (x) the prime rate and (y) the Federal Funds rate plus 0.50%. The Applicable Rate is defined as a percentage determined in accordance with a pricing grid based upon the Company's leverage ratio, that will decline from LIBOR plus 4.00% or the prime rate plus 3.00% to a minimum rate equal to LIBOR plus 3.50% or the prime rate plus 2.50%. The Company is able to prepay borrowings under the Revolving Credit Facility at any time without penalty or premium, subject to reimbursement of the lenders' breakage and redeployment costs in the case of prepayment of LIBOR borrowings. The Company also will pay a commitment fee of 0.75% per annum on the actual daily unused portions of the Revolving Credit Facility.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—LONG-TERM DEBT (Continued)

        The Company's Revolving Credit Facility is secured by a first priority lien on substantially all of the Company's assets, the assets of the Company's non-foreign subsidiaries, the stock of the Company's non-foreign subsidiaries and 66% of the stock of certain of the Company's foreign subsidiaries. In addition, the Company's non-foreign subsidiaries will guarantee the Company's obligations under the Revolving Credit Facility.

        The terms of the Revolving Credit Facility will limit the Company's ability and the ability of certain of the Company's subsidiaries to, among other things: incur or guarantee additional indebtedness; grant additional liens on the Company's assets; make certain investments or certain acquisitions of substantially all or a portion of another entity's business or assets; merge with another entity or dispose of the Company's assets; pay dividends; enter into transactions with affiliates; engage in other lines of business and repurchase stock.

        Additionally, the Revolving Credit Facility requires that the Company maintain certain ratios of total senior, secured debt to consolidated EBITDA (as defined therein), and of consolidated EBITDA to consolidated interest. The Revolving Credit Facility includes customary provisions with respect to events of default. Upon the occurrence and continuation of an event of default under the Revolving Credit Facility, the lenders will be able to, among other things, terminate their revolving loan commitments, accelerate the repayment of the loans outstanding and declare the same to be immediately due and payable. As of June 30, 2010, the Company is in compliance with all respective covenants.

        In connection with the closing of the Company's initial public offering and the sale of $200 million of the Company's 10 1/2% senior notes due 2017 on April 27, 2010, the Company repaid all outstanding borrowings under the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Construction Loan Agreement. These repayments resulted in the termination of each of these borrowing arrangements. The prepayment of the Construction Loan Agreement resulted in the incurrence of $160,000 in prepayment penalties.

        Notes Payable—Insurance:    During 2009, in exchange for insurance services provided, the Company issued two negotiable promissory notes for $1,602,706 and $453,220 at an interest rate of 3.69% per annum. The notes matured on March 8, 2010 and June 29, 2010, respectively, and have been paid in full.

        Line of Credit:    In February 2007, the Company entered into a $5 million revolving line of credit which is secured by $5 million cash. The terms of the revolving line of credit as currently written only allow for letters of credit to be drawn on the available credit, however, the cash balance above the total outstanding letters of credit may be withdrawn at any time lowering the available credit dollar-for-dollar. As of June 30, 2010, the line of credit serves as collateral for several letters of credit totaling $2,269,700.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—LONG-TERM DEBT (Continued)

        Long-term debt consisted of the following:

	June 30, 2010	December 31, 2009
	(unaudited)
Senior notes	$200,000,000	$—
First lien term loan	—	113,900,000
Second lien term loan	—	50,000,000
Notes payable—insurance	—	627,816
Mortgage	—	5,362,437

	200,000,000	169,890,253
Less: unamortized discount	5,884,539	2,112,313

	194,115,461	167,777,940
Less: current portion	—	1,983,282

Total notes payable and line of credit, net of current portion	$194,115,461	$165,794,658

        Interest Rate Swap:    On March 7, 2007, the Company entered into a $70 million notional value interest rate collar to protect its interests from unanticipated fluctuations in cash flows caused by volatility in the interest rate on its floating-rate debt. The 2 year swap arrangement effectively capped the 3-month LIBOR rate at 5.75% and set the floor at 4.55%. The interest rate swap was terminated on March 31, 2010.

NOTE 9—FAIR VALUES OF FINANCIAL INSTRUMENTS

        Effective January 1, 2009, the Company adopted guidance as it relates to financial assets and financial liabilities, which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements.

        This guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Hierarchical levels, as defined in this guidance and directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities are as follows:

        Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

        Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

        Level 3—Inputs that are both significant to the fair value measurement and unobservable.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9—FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

        The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the financial instruments that could have been realized as of June 30, 2010 or that will be realized in the future and do not include expenses that could be incurred in an actual sale or settlement.

        In the normal course of operations, the Company is exposed to market risks arising from adverse changes in interest rates. Market risk is defined for these purposes as the potential for change in the fair value of debt instruments resulting from an adverse movement in interest rates.

        The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and short-term debt approximate their fair value due to the short maturity of those instruments, and therefore, have been excluded from the table below. The fair value of the Notes is determined by multiplying the principal amount by the market price. The following table sets forth the fair value of the Company's financial assets and liabilities as of June 30, 2010 and December 31, 2009:

	June 30, 2010		December 31, 2009
	(unaudited)
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Long-term debt	$194,115,461	$191,250,000	$—	$—

        The Company is not a party to any hedge arrangements, commodity swap agreement or other derivative financial instruments.

        The Company utilizes foreign subsidiaries and branches to conduct operations outside of the United States. These operations expose the Company to market risks from changes in foreign exchange rates.

NOTE 10—DEBT ISSUANCE COSTS

        The costs related to the issuance of debt are capitalized and amortized to interest expense using the effective interest method over the maturity period of the related debt. Accumulated amortization is $1,418,217 and $1,159,580 at June 30, 2010 and December 31, 2009, respectively.

        The Company recognized a loss on the extinguishment of debt in the amount of $6,035,841, which consisted of $4,005,707 and $2,030,134 for the debt issuance costs and the unamortized portion of the original issue discount, respectively, related to the Company's Prior Facilities upon refinancing with the Notes offering in April 2010.

NOTE 11—STOCK-BASED COMPENSATION

        The Company follows the accounting guidance for share-based payments which requires all stock-based payments, including stock options, to be recognized as an operating expense over the vesting period, based on their grant date fair values.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

        In July 2006, the Company's board of directors and stockholders adopted the Global Geophysical Services, Inc. 2006 Incentive Compensation Plan (the "2006 Incentive Plan"). The 2006 Incentive Plan provides for a variety of incentive awards, including nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code, or (the "Code"), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based awards, and other stock-based awards. A total of 9,203,058 shares of common stock are reserved for issuance under the 2006 Incentive Plan. As of June 30, 2010, a total of 4,603,400 options have been granted and 1,709,100 have been forfeited.

        Incentive Stock Options:    The Company estimates the fair value of each stock option on the date of grant using the Black-Scholes-Merton valuation model. The volatility is based on expected volatility over the expected life of eighty-four months. As the Company has not historically declared dividends, the dividend yield used in the calculation is zero. Actual value realized, if any, is dependent on the future performance of the Company's common stock and overall stock market conditions. There is no assurance the value realized by an optionee will be at or near the value estimated by the Black-Scholes-Merton model. The following assumptions were used:

Six Months Ended June 30, 2010
Risk-free interest rates	3.05%
Expected lives (in years)	7.00
Expected dividend yield	0.00%
Expected volatility	59.09%

        The computation of expected volatility during the six months ended June 30, 2010 was based on the historical volatility. Historical volatility was calculated from historical data for the time approximately equal to the expected term of the option award starting from the grant date. The risk-free interest rate assumption is based upon the U.S. Treasury yield curve in effect at the time of grant for the period corresponding with the expected life of the option.

        A summary of the activity of the Company's stock option plan for the six months ended June 30, 2010 is presented below:

	Weighted Average Exercise Price	Number of Optioned Shares	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value	Weighted Average Optioned Grant Date Fair Value
Balance as of December 31, 2009	$22.95	2,642,200	10	$—	$4.97
Expired		—
Granted	22.54	400,900	10	—	12.85
Exercised		—
Forfeited	22.75	(148,800)	—	—	6.58

Balance as of June 30, 2010	$22.90	2,894,300			$5.98

Exercisable as of June 30, 2010	$23.04	1,279,650	—	$—	$—

        Compensation expense associated with stock options for the three month periods ended June 30, 2010 and 2009 was $405,541 and $165,763, respectively, and $761,985 and $325,173 for the six month

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

periods ended June 30, 2010 and 2009, respectively, is included in selling, general and administrative expenses in the statement of operations. At June 30, 2010 and 2009, the Company had 1,614,650 and 1,792,050 of nonvested stock option awards, respectively. The total cost of nonvested stock option awards which the Company had not yet recognized was approximately $4,566,160 at June 30, 2010. Such amount is expected to be recognized over a period of 4 years from June 30, 2010.

        Stock Warrants:    At June 30, 2010, the Company has outstanding warrants which entitle the holders to purchase an aggregate of 390,000 shares of common stock of the Company at an exercise price of $4.25 per share.

        Restricted Stock:    To encourage retention and performance, the Company granted certain employees and consultants restricted shares of common stock with a fair value per share determined in accordance with conventional valuation techniques, including but not limited to, arm's length transactions, net book value or multiples of comparable company earnings before interest, taxes, depreciation and amortization, as applicable.

	Number of Nonvested Restricted Share Awards	Weighted Average Grant Date Fair Value
Nonvested Restricted Shares Outstanding January 1, 2010	281,289	$7.88
Granted	160,900	12.81
Vested	(53,730)	4.98
Forfeited	(20,848)	7.00

Nonvested Restricted Shares Outstanding June 30, 2010	367,611	$11.55

        Compensation expense associated with restricted stock for the three month periods ended June 30, 2010 and 2009 was $361,772 and $200,178, respectively, and $699,130 and $395,956 for the six month periods ended June 30, 2010 and 2009, respectively, is included in selling, general and administrative expenses in the statements of operations. The total cost of non-vested stock awards which the Company has not yet recognized at June 30, 2010 was approximately $2,844,147. This amount is expected to be recognized over the next three years.

NOTE 12—EARNINGS PER SHARE

        The Company adopted the guidance for share-based payments which are considered as participating securities on January 1, 2009. Upon adoption, all share-based payment awards that contained non-forfeitable rights to dividends, whether paid or unpaid, were designated as participating securities and included in the computation of earnings per share ("EPS").

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12—EARNINGS PER SHARE (Continued)

        The following table sets forth the computation of basic and diluted earnings per share:

	Three Month Period Ended June 30,		Six Month Period Ended June 30,
	2010	2009	2010	2009
Net loss	$(12,064,398)	$(4,517,086)	$(19,301,916)	$(4,716,506)

Basic:
Weighted average common shares outstanding	29,503,545	8,230,804	18,930,315	8,218,604
Total	29,503,545	8,230,804	18,930,315	8,218,604

Basic and diluted loss per share	$(.41)	$(.55)	$(1.02)	$(.57)

        For the six month periods ended June 30, 2010 and 2009, 2,894,300 and 2,608,000, respectively, out-of-the-money stock options have been excluded from diluted earnings per share because they are considered anti-dilutive.

        For the six month periods ended June 30, 2010 and 2009, 390,000 and 0, respectively, stock warrants have been excluded from diluted earnings per share because they are considered anti-dilutive.

NOTE 13—SUPPLEMENTAL CASH FLOW INFORMATION

        The following is supplemental cash flow information:

	Six Month Period Ended June 30,
	2010	2009
	(unaudited)
Interest paid	$5,727,724	$7,986,027

Income taxes paid	$2,779,435	$2,582,288

        The following is supplemental disclosure of non-cash investing and financing activities:

	Six Month Period Ended June 30,
	2010	2009
	(unaudited)
Property and equipment additions financed through capital leases	$—	$273,106

Property and equipment additions financed through accounts payable and accrued expenses	$1,282,467	$4,141,426

Option payable recorded against additional paid in capital	$701,910	$—

Note payable converted to preferred stock	$—	$8,000,000

Original issue discount on notes payable	$5,982,000	$—

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14—RECENTLY ISSUED ACCOUNTING STANDARDS

        In January 2010, the Financial Accounting Standards Board (FASB) issued an update to the guidance for fair value measurements and disclosures regarding "Improving disclosures about Fair Value Measurements." This update clarifies disclosures regarding (i) the level of disaggregation of classes of assets and liabilities and (ii) disclosures about inputs and valuation techniques and used to measure fair value for either Level 2 or Level 3 measurements. This update does not have any impact on the Company's results of operations, financial condition or liquidity.

        In February 2010, the FASB issued guidance for subsequent events, allowing SEC filers to remove the date through which subsequent events have been reviewed. The guidance became effective upon issuance, and the adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

NOTE 15—CONDENSED CONSOLIDATING FINANCIAL INFORMATION

        On August 3, 2010, the Company filed a registration statement on Form S-4 with the Securities and Exchange Commission. Under this registration statement, the Company may sell its 10.50% senior notes due 2017 with an aggregate offering price of up to $200 million. The debt securities sold are fully and unconditionally guaranteed, on a joint and several basis, by the guarantor subsidiaries which will correspond to all subsidiaries located in the United States. The non-guarantor subsidiaries consist of all subsidiaries and branches outside of the United States.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

        Separate condensed consolidating financial statement information for the guarantor subsidiaries and non-guarantor subsidiaries as of June 30, 2010 and December 31, 2009 and for the three and six month periods ended June 30, 2010 and 2009 is as follows:

	June 30, 2010 (Unaudited)
	Guarantors	Non-guarantors	Eliminations	Consolidated
BALANCE SHEET
ASSETS
Current assets	$161,016,542	$26,136,260	$(26,804,275)	$160,348,527
Property and equipment, net	115,890,772	106,234	—	115,997,006
Multi-client library, net	92,684,511	—	—	92,684,511
Investment in subsidiaries	1,099	—	(1,099)	—
Intercompany accounts	17,695,635	(17,695,635)	—	—
Other non-current assets	22,979,783	(33,853)	—	22,945,930

TOTAL ASSETS	$410,268,342	$8,513,006	$(26,805,374)	$391,975,974

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$83,270,312	$20,825,813	$(26,804,275)	$77,291,850
Long-term debt and capital lease obligations, net of current portion	194,115,461	—	—	194,115,461
Deferred income tax and other non-current liabilities	—	—	—	—

TOTAL LIABILITIES	277,385,773	20,825,813	(26,804,275)	271,407,311
Stockholders' equity	132,882,569	(12,312,807)	(1,099)	120,568,663

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$410,268,342	$8,513,006	$(26,805,374)	$391,975,974

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	December 31, 2009
	Guarantors	Non-guarantors	Eliminations	Consolidated
BALANCE SHEET
ASSETS
Current assets	$82,022,731	$56,456,406	$(21,751,693)	$116,727,444
Property and equipment, net	138,394,183	1,823,770	—	140,217,953
Multi-client library, net	37,395,521	—	—	37,395,521
Investment in subsidiaries	1,099	—	(1,099)	—
Intercompany accounts	37,679,846	(37,679,846)	—	—
Other non-current assets	22,211,327	67,346	—	22,278,673

TOTAL ASSETS	$317,704,707	$20,667,676	$(21,752,792)	$316,619,591

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$79,948,550	$24,578,093	$(21,751,693)	$82,774,950
Long-term debt and capital lease obligations, net of current portion	166,090,323	—	—	166,090,323
Deferred income tax and other non-current liabilities	3,826,131	—	—	3,826,131

TOTAL LIABILITIES	249,865,004	24,578,093	(21,751,693)	252,691,404
Stockholders' equity	67,839,703	(3,910,417)	(1,099)	63,928,187

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$317,704,707	$20,667,676	$(21,752,792)	$316,619,591

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Three months ended June 30, 2010
	Guarantors	Non-guarantors	Eliminations	Consolidated
STATEMENT OF OPERATIONS
Revenues	$40,967,182	$3,190,744	$(4,047,737)	$40,110,189
Expenses:
Operating expenses	37,896,427	5,067,552	(3,747,715)	39,216,264
Selling, general and administrative expenses	10,020,457	2,057,556	(300,022)	11,777,991
Total expenses	47,916,884	7,125,108	(4,047,737)	50,994,255

Loss from operations	(6,949,702)	(3,934,364)	—	(10,884,066)

Interest income (expense), net	(5,425,205)	20	—	(5,425,185)
Other expenses, net	(5,969,425)	(19,660)	—	(5,989,085)

Loss before income taxes	(18,344,332)	(3,954,004)	—	(22,298,336)

Provision (benefit) for income taxes	(10,964,538)	730,600	—	(10,233,938)

Net loss	$(7,379,794)	$(4,684,604)	$—	$(12,064,398)

	Six months ended June 30, 2010 (Unaudited)
	Guarantors	Non-guarantors	Eliminations	Consolidated
STATEMENT OF OPERATIONS
Revenues	$84,355,967	$27,075,244	$(10,659,826)	$100,771,385
Expenses:
Operating expenses	79,166,370	28,979,031	(10,068,755)	98,076,646
Selling, general and administrative expenses	15,066,971	5,551,375	(591,071)	20,027,275
Total expenses	94,233,341	34,530,406	(10,659,826)	118,103,921

Loss from operations	(9,877,374)	(7,455,162)	—	(17,332,536)

Interest income (expense), net	(10,009,323)	20	—	(10,009,303)
Other expenses, net	(5,610,239)	(185,044)	—	(5,795,283)

Loss before income taxes	(25,496,936)	(7,640,186)	—	(33,137,122)

Provision (benefit) for income taxes	(14,597,410)	762,204	—	(13,835,206)

Net loss	$(10,899,526)	$(8,402,390)	$—	$(19,301,916)

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Three months ended June 30, 2009
	Guarantors	Non-guarantors	Eliminations	Consolidated
STATEMENT OF OPERATIONS
Revenues	$42,859,674	$23,032,058	$(8,199,413)	$57,692,319
Expenses:
Operating expenses	36,270,452	24,578,590	(7,991,112)	52,857,930
Selling, general and administrative expenses	6,571,010	3,069,363	(208,301)	9,432,072
Total expenses	42,841,462	27,647,953	(8,199,413)	62,290,002

Income (loss) from operations	18,212	(4,615,895)	—	(4,597,683)

Interest expense, net	(4,239,773)	—	—	(4,239,773)
Other income, net	1,174,286	81,103	—	1,255,389

Loss before income taxes	(3,047,275)	(4,534,792)	—	(7,582,067)

Provision (benefit) for income taxes	(5,838,188)	2,773,207	—	(3,064,981)

Net income (loss)	$2,790,913	$(7,307,999)	$—	$(4,517,086)

	Six months ended June 30, 2009 (Unaudited)
	Guarantors	Non-guarantors	Eliminations	Consolidated
STATEMENT OF OPERATIONS
Revenues	$85,370,980	$56,692,017	$(17,535,127)	$124,527,870
Expenses:
Operating expenses	78,621,746	45,568,581	(17,075,858)	107,114,469
Selling, general and administrative expenses	10,105,531	7,199,828	(459,269)	16,846,090
Total expenses	88,727,277	52,768,409	(17,535,127)	123,960,559

Income (loss) from operations	(3,356,297)	3,923,608	—	567,311

Interest expense, net	(8,935,849)	—	—	(8,935,849)
Other income (expense), net	1,236,191	(55,739)	—	1,180,452

Income (loss) before income taxes	(11,055,955)	3,867,869	—	(7,188,086)

Provision (benefit) for income taxes	(5,244,787)	2,773,207	—	(2,471,580)

Net income (loss)	$(5,811,168)	$1,094,662	$—	$(4,716,506)

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

	Six months ended June 30, 2010 (Unaudited)
	Guarantors	Non-guarantors	Eliminations	Consolidated
STATEMENT OF CASH FLOWS
Net cash provided by (used in) operating activities	$54,518,103	$(1,240,487)	$—	$53,277,616
Net cash provided by (used in) investing activities	(69,626,951)	2,022,343	—	(67,604,608)
Net cash provided by financing activities	91,325,609	—	—	91,325,609

Net increase in cash and cash equivalents	$76,216,761	$781,856	$—	$76,998,617

	Six months ended June 30, 2009 (Unaudited)
	Guarantors	Non-guarantors	Eliminations	Consolidated
STATEMENT OF CASH FLOWS
Net cash provided by (used in) operating activities	$33,090,697	$(9,154,742)	$—	$23,935,955
Net cash provided by (used in) investing activities	(27,637,995)	362,312	—	(27,275,683)
Net cash used in financing activities	(18,979,727)	—	—	(18,979,727)

Net decrease in cash and cash equivalents	$(13,527,025)	$(8,792,430)	$—	$(22,319,455)

NOTE 16—SUBSEQUENT EVENT

        The Company evaluates events and transactions that occur after the balance sheet date but before the consolidated financial statements are issued. The Company evaluated such events and transactions through the date when the consolidated financial statements were filed electronically with the Securities and Exchange Commission.

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  Exhibit 99.2